As filed with the Securities and Exchange Commission on December 19, 1997.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                               JAMESON INNS, INC.
             (Exact name of registrant as specified in its charter)

      Georgia                                   58-2079583
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                       8 Perimeter Center East, Suite 8050
                           Atlanta, Georgia 30346-1603
          (Address, including zip code, of principal executive offices)
                                 ---------------

                        JAMESON 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                                 ---------------

                                Steven A. Curlee
                               Jameson Inns, Inc.
                       8 Perimeter Center East, Suite 8050
                           Atlanta, Georgia 30346-1603
                                 (770) 901-9020
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   Copies to:
                             Lynnwood R. Moore, Jr.
                  Conner & Winters, A Professional Corporation
                             2400 First Place Tower
                                15 E. 5th Street
                              Tulsa, Oklahoma 74103
                                 (918) 586-5711
                                 --------------

                         CALCULATION OF REGISTRATION FEE

Title of securities       Amount         Proposed maximum  Proposed maximum
 to be registered    to be registered     offering price       aggregate
                                           per share(1)    offering price(1)

Common Stock, par     500,000 shares         $  11.625        $ 5,812,500.00
value $.10 per
share

  Amount of
Registration fee

 $  1,714.69

(1) Solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock on The Nasdaq Stock Market on December 12, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Information by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Registration Statement by reference:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (2) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (3) The Registrant's Current Report on Form 8-K filed March 7, 1997; and

     (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 19, 1994.

         In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement.

Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters with respect to the issuance of the Common Stock registered hereby will be passed upon by Conner & Winters, A Professional Corporation ("Conner & Winters"), Tulsa, Oklahoma.

Item 6.  Indemnification of Directors and Officers.

         Under  Sections  14-2-851  through  14-2-857  of the  Official  Code of
Georgia Annotated (the "Code"), a corporation is permitted, and in certain instances required, to indemnify a director of the corporation against, in general, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in a manner he or she in good faith believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation in which the director is adjudged liable to the corporation or in connection with any proceeding in which a director is liable on the basis that a personal benefit was improperly received by him or her, the corporation may indemnify a director of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her only if a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. In such case, the director's indemnification is limited to reasonable expenses incurred unless the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the corporation's shareholders provides otherwise. Under Section 14-2-854 of the Code, unless its articles of incorporation provide otherwise, a corporation may, and in certain conditions must, similarly indemnify persons who are officers, employees or agents of the corporation. Section 14-2-856 of the Code also permits the Company to indemnify directors without regard to the limitations otherwise imposed under the Code if authorized by the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast.

         The Registrant's Articles of Incorporation provide that to the fullest extent permitted by the Code as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Code permits Georgia corporations to include in their articles of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) for transactions in which the director received an improper personal benefit. In addition, directors and officers are insured, at the Registrant's expense, against certain liabilities which might arise out of their employment and are not subject to indemnification under the Registrant's By-Laws or Articles of Incorporation.

         The Registrant's Articles of Incorporation and By-Laws provide, in general, that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Code.

         The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, By-Laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.  Not applicable.

Item 8.  Exhibits*.

4.1       Jameson 1996 Stock Incentive Plan incorporated by reference to Exhibit
          10.45 to the Registrant's Annual
          Report on form 10-K for the year ended December 31, 1996.
**5       Opinion of Conner & Winters, A Professional Corporation.
**23.1    Consent of Ernst & Young, LLP.
**23.2    Consent of Conner & Winters, A Professional Corporation (included in
          Exhibit 5 hereto).
**24      Power of Attorney (included in this Part II).

--------------
*        Exhibits not included are not applicable.
**       Filed herewith.


Item 9.  Undertakings.

         1.       The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                   Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided,  however,  that the  undertakings  set  forth  in  paragraphs
         (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
                                                         -3-

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas W. Kitchin and Craig R. Kitchin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 15, 1997.

                              JAMESON INNS, INC.
                                (Registrant)

                              By:  /s/ Thomas W. Kitchin
                              -------------------------------------------------
                                       Thomas W. Kitchin
                                       Chairman of the Board of Directors, Chief
                              Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                          Title                           Date
   ---------                          -----                           ----
/s/ Thomas W. Kitchin   Chairman of the Board of Directors,    December 15, 1997
Thomas W. Kitchin        Director, Chief Executive Officer,
                                  and President
                           (principal executive officer)

/s/ Craig R. Kitchin          Chief Financial Officer          December 15, 1997
Craig R. Kitchin                   and Treasurer
                          (principal accounting officer;
                            principal financial officer)

--------------------------------       Director                December 15, 1997
Dr. Robert D. Hisrich


/s/ Michael E. Lawrence                Director                December 15, 1997
--------------------------------
Michael E. Lawrence

/s/ Thomas J. O'Haren                  Director                December 15, 1997
--------------------------------
Thomas J. O'Haren



                                INDEX TO EXHIBITS


                                                                    Sequentially
                                                                      Numbered
Exhibit    Description                                                  Page
-------    -----------                                               ----------

4.1       Jameson 1996 Stock Incentive Plan incorporated by reference to Exhibit 10.45 to the Registrant's Annual Report on form
          10-K for the year ended December 31, 1996.
** 5      Opinion of Conner & Winters, A Professional Corporation.
**23.1    Consent of Ernst & Young, LLP.
**23.2    Consent  of Conner & Winters,  A Professional Corporation
          (included in Exhibit 5 hereto).
**24      Power of Attorney (included in this Part II).

--------------
*  Exhibits not included are not applicable.
**Filed herewith.

                                CONNER & WINTERS
                                  [LETTERHEAD]

                                         December 15, 1997

Jameson Inns, Inc.
8 Perimeter Center East
Suite 8050
Atlanta, Georgia 30346-1603

   Re: Jameson Inns, Inc. - Registration Statement on Form S-8 (the "Registration Statement")


Gentlemen:

   We have acted as counsel to Jameson Inns, Inc., a Georgia corporation (the "Company"), in connection with the proposed public offering by the Company of an aggregate of up to 500,000 restricted shares of the Company's Common Stock, $.10 par value per share (the "Shares"), pursuant to the 1996 Jameson Stock Incentive Plan (the "Plan").

   In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

   Based on the foregoing, we are of the opinion that the Shares to be issued by the Company pursuant to the Plan have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

   We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the caption "Legal Matters."


            Sincerely,



            CONNER & WINTERS,

            A Professional Corporation

                                                                   Exhibit 23.1



                         CONSENT OF INDEPENTENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Jameson 1996 Stock Incentive Plan of Jameson Inns, Inc., of our report dated February 21, 1997, with respect to the consolidated financial statements and schedule of Jameson Inns, Inc. included in its Annual Report (Form 10-K/ A-1) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP

Atlanta, Georgia
December 16, 1997
                                               -7-